Exhibit 24.2

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that I constitute and appoint each of Joseph E. Dondanville and Mary Beth Nebel, or any of them, each acting alone, my true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for me and in my name, place and stead, in any and all capacities, in connection with the RLI Corp. Registration Statement on Form S-3 under the Securities Act of 1933 filed with the Securities and Exchange Commission on October 8, 2003, to sign on my behalf as a Director of the Registrant, any and all amendments or supplements to the Registration Statement, including any and all stickers and post-effective amendments or supplements to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as I might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Dated:	December 18, 2005	/s/ JORDAN W. GRAHAM
Jordan W. Graham, Director
RLI Corp.